Exhibit 99.1

AGILYSYS ANNOUNCES 16th CONSECUTIVE RECORD REVENUE QUARTER: $80.4M IN FISCAL 2026 Q3

Includes Subscription Revenue Growth of 23%

Raises Full-Year Fiscal 2026 Total Revenue Guidance to $318M

ALPHARETTA, GA – January 26, 2026 - Agilysys, Inc. (NASDAQ: AGYS), a leading global provider of hospitality software solutions and services, today reported results for its Fiscal 2026 third quarter ending December 31, 2025.

Summary of Fiscal 2026 Third Quarter Financial Results

•
Total net revenue increased 15.6% to a record $80.4 million compared to total net revenue of $69.6 million in the comparable prior-year period.
•
Recurring revenue (comprised of subscription and maintenance charges) was a record $52.0 million, or 64.7% of total net revenue, compared to $44.4 million, or 63.8% of total net revenue for the same period in Fiscal 2025. Subscription revenue increased 23.1% year-over-year and was 67.0% of total recurring revenue compared to 63.8% of total recurring revenue in the third quarter of Fiscal 2025.
•
Gross margin was 62.5% in the Fiscal 2026 third quarter compared to 63.0% in the comparable prior-year period.
•
Net income in the Fiscal 2026 third quarter was $9.9 million, or $0.35 per diluted share, compared to $3.8 million, or $0.14 per diluted share, in the comparable prior-year period.
•
Adjusted EBITDA (non-GAAP) was $17.3 million compared to $14.7 million in the comparable prior-year period (reconciliation included in financial tables).
•
Adjusted diluted EPS (non-GAAP) was $0.42 per share in the Fiscal 2026 third quarter compared to $0.38 per share in the comparable prior-year period (reconciliation included in financial tables).
•
Free cash flow (non-GAAP) in the Fiscal 2026 third quarter was $22.7 million compared to free cash flow of $19.7 million in the Fiscal 2025 third quarter (reconciliation included in financial tables). Ending cash balance was $81.5 million compared to ending cash balance of $73.0 million as of Fiscal 2025 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “Q3 Fiscal 2026 revenue was a record $80.4 million, the 16th consecutive record revenue quarter, with 15.6% year-over-year total revenue growth driven by subscription revenue growth of 23.1%. We are pleased to see the business momentum surge that occurred during the first half of Fiscal 2026 carry into the second half.

Mr. Srinivasan continued, “We continue to achieve excellent implementation execution progress in the field, resulting in Q3 Fiscal 2026 professional services revenue growing 22.0% over the prior year despite the holiday season and reduction of paid R&D related services revenue with a couple such projects having advanced to the implementation phase. Total backlog levels reduced slightly during the quarter. The current backlog calculations continue to exclude the major PMS project we are making good progress with.”

“We remain comfortable with previous Fiscal 2026 full year guidance levels provided for year-over-year subscription revenue growth of 29%, excluding any subscription revenue contribution from the major PMS project, and Adjusted EBITDA of 20% of revenue. We are raising Fiscal 2026 total revenue guidance to $318 million, the higher end of the previous guidance range. Our visibility into the rest of this fiscal year and into Fiscal 2027 remains excellent” Mr. Srinivasan concluded.

Fiscal 2026 Outlook

The Company is raising its full year total revenue guidance to $318 million while reiterating Adjusted EBITDA at 20% of revenue for the full fiscal year and year-over-year subscription revenue growth of 29%. Subscription revenue growth expectations exclude any material revenue from the large-scale PMS project currently in progress.

Dave Wood, Chief Financial Officer, commented, “We continue to execute well on our fiscal year plan with business momentum continuing into the third quarter of Fiscal 2026. Backlog deployment remained strong during the quarter as the pace of implementations has continued to match or exceed sales velocity. Given the visibility into sales and our current backlog levels, we are well positioned to achieve stated guidance levels.”

2026 Third Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, January 26, 2026, at 4:30 p.m. ET. Both the call and the webcast are open to the public. Interested parties can register for the call at https://register-conf.media-server.com/register/BI4f6b805c6f4b423fa0acb895a2ff6bd4. After registration, an email confirmation with a personalized PIN will be provided along with further access details. Please plan to register 15 minutes prior to the presentation to receive confirmation and further instruction in a timely manner.

Interested parties also can access the conference call live through the Events and Presentations section of the Investor Relations page of Agilysys.com. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “outlook,” “forecast,” “preliminary,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “would,” “could,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue, subscription revenue and Adjusted EBITDA guidance for the 2026 fiscal year.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated herein and in other filings and statements include, among others, the impact macroeconomic factors may have on the overall business environment, our ability to achieve our Fiscal 2026 guidance, maintaining sales momentum, the Company's ability to convert the backlog into revenue, and the Risk Factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q. Additionally, references to "record" financial and business levels in this document refer only to the time period after Agilysys made the transformation to an entirely hospitality focused software solutions company in FY2014.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, Adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share and adjusted diluted earnings per share. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, net, less the related income tax effect of these adjustments, as applicable, at the Company's current combined federal and state income statutory tax rate and tax events as defined in the accompanying tables and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys exclusively delivers state-of-the-art hospitality software solutions and services that help organizations go beyond what they can accomplish with traditional property management systems (PMS), point-of-sale (POS) solutions and food and beverage inventory and procurement systems (F&B I&P). Modern, state-of-the-art solutions work standalone to provide best-in-class capabilities, or together in a coordinated ecosystem that unifies data and workflows across and among properties, to equip staff members to delight guests, improve efficiency and grow margins. The Agilysys 100% hospitality customer base includes branded and independent hotels; multi-amenity resorts; casinos; property, hotel and resort management companies; cruise lines; corporate dining providers; higher education campus dining providers; food service management companies; hospitals; lifestyle communities; senior living facilities; stadiums; and theme parks. Agilysys operates across the Americas, Europe, the Middle East, Africa, Asia-Pacific, and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Vice President Operations & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net revenue:
Products	$10,681	$10,677	$30,731	$31,077
Subscription and maintenance	52,007	44,379	151,586	123,853
Professional services	17,702	14,505	54,049	46,422
Total net revenue	80,390	69,561	236,366	201,352
Cost of goods sold:
Products	5,946	5,550	18,182	15,982
Subscription and maintenance	10,909	9,531	31,742	26,466
Professional services	13,293	10,625	39,938	31,967
Total cost of goods sold	30,148	25,706	89,862	74,415
Gross profit	50,242	43,855	146,504	126,937
Gross profit margin	62.5%	63.0%	62.0%	63.0%
Operating expenses:
Product development	18,926	14,971	54,207	45,863
Sales and marketing	9,106	9,013	30,681	24,822
General and administrative	10,833	9,536	31,753	30,181
Depreciation of fixed assets	1,009	985	2,918	2,738
Amortization of internal-use software and intangibles	1,417	1,622	4,307	2,777
Other (gains) charges, net	(2,717)	(12)	(7,923)	2,576
Legal settlements, net	(64)	330	161	699
Total operating expense	38,510	36,445	116,104	109,656
Operating income	11,732	7,410	30,400	17,281
Other income (expense):
Interest income	485	416	1,278	3,293
Interest expense	(30)	(657)	(303)	(1,116)
Other income, net	696	574	2,068	804
Income before taxes	12,883	7,743	33,443	20,262
Income tax provision	2,986	3,913	6,946	962
Net income	$9,897	$3,830	$26,497	$19,300

Weighted average shares outstanding - basic	27,970	27,667	27,882	27,446

Net income per share - basic:	$0.35	$0.14	$0.95	$0.70

Weighted average shares outstanding - diluted	28,438	28,314	28,379	28,248

Net income per share - diluted:	$0.35	$0.14	$0.93	$0.68

AGILYSYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	December 31, 2025 (Unaudited)	March 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$81,453	$73,041
Accounts receivable, net of allowance for expected credit losses of $780 and $627, respectively	63,699	31,529
Contract assets	3,420	4,523
Inventories	7,794	5,174
Prepaid expenses and other current assets	13,407	9,260
Total current assets	169,773	123,527
Property and equipment, net	14,692	16,718
Operating lease right-of-use assets	14,903	17,114
Goodwill	135,845	130,640
Intangible assets, net	68,785	70,802
Deferred income taxes, non-current	60,519	66,520
Other non-current assets	10,661	9,049
Total assets	$475,178	$434,370
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,504	$12,388
Contract liabilities	92,502	70,654
Accrued liabilities	19,472	22,324
Operating lease liabilities, current	5,423	5,658
Total current liabilities	129,901	111,024
Deferred income taxes, non-current	11,501	10,986
Operating lease liabilities, non-current	14,881	17,304
Debt, non-current	—	24,000
Other non-current liabilities	5,772	5,170
Commitments and contingencies
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 33,342,288 shares issued; and 28,097,684 and 28,015,775 shares outstanding at December 31, 2025 and March 31, 2025, respectively	10,003	10,003
Treasury shares, 5,244,604 and 5,326,513 at December 31, 2025 and March 31, 2025, respectively	(1,576)	(1,600)
Capital in excess of stated value	125,719	109,785
Retained earnings	187,477	160,980
Accumulated other comprehensive loss	(8,500)	(13,282)
Total shareholders' equity	313,123	265,886
Total liabilities and shareholders' equity	$475,178	$434,370

AGILYSYS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended
	December 31,
(In thousands)	2025	2024

Operating activities
Net income	$26,497	$19,300
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on asset disposals	2	24
Depreciation of fixed assets	2,918	2,738
Amortization of internal-use software and intangibles	4,307	2,777
Amortization of developed technology acquired	498	301
Deferred income taxes	5,823	(980)
Share-based compensation	15,798	12,656
Changes in operating assets and liabilities	(21,681)	(8,840)
Net cash provided by operating activities	34,162	27,976
Investing activities
Cash paid for business combination, net of cash acquired	—	(144,945)
Capital expenditures	(1,424)	(2,082)
Additional investments in corporate-owned life insurance policies	—	(27)
Net cash used in investing activities	(1,424)	(147,054)
Financing activities
Debt proceeds, net of issuance costs	—	49,646
Debt repayments	(24,000)	(12,000)
Proceeds from Employee Stock Purchase Plan purchases	777	453
Repurchase of common shares to satisfy employee tax withholding	(1,357)	(2,848)
Net cash (used in) provided by financing activities	(24,580)	35,251
Effect of exchange rate changes on cash	254	(303)
Net increase (decrease) in cash and cash equivalents	8,412	(84,130)
Cash and cash equivalents at beginning of period	73,041	144,891
Cash and cash equivalents at end of period	$81,453	$60,761

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands)	2025	2024	2025	2024
Net income	$9,897	$3,830	$26,497	$19,300
Income tax provision	2,986	3,913	6,946	962
Income before taxes	12,883	7,743	33,443	20,262
Depreciation of fixed assets	1,009	985	2,918	2,738
Amortization of internal-use software and intangibles	1,417	1,622	4,307	2,777
Amortization of developed technology acquired	165	163	498	301
Interest expense (income), net	(455)	241	(975)	(2,177)
EBITDA (a)	15,019	10,754	40,191	23,901
Share-based compensation	5,769	4,218	15,798	12,656
Other (gains) charges, net	(2,717)	(12)	(7,923)	2,576
Other non-operating (income) expense, net	(696)	(574)	(2,068)	(804)
Legal settlements, net	(64)	330	161	699
Adjusted EBITDA (b)	$17,311	$14,716	$46,159	$39,028

(a) EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology)

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income before income taxes, interest income (net of interest expense), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) share-based compensation, ii) other (gains) and charges, net, iii) other non-operating expense (income), and iv) legal settlements, net

AGILYSYS, INC.

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands, except per share data)	2025	2024	2025	2024
Net income	$9,897	$3,830	$26,497	$19,300
Amortization of developed technology acquired	165	163	498	301
Amortization of internal-use software and intangibles	1,417	1,622	4,307	2,777
Share-based compensation	5,769	4,218	15,798	12,656
Other (gains) charges, net	(2,717)	(12)	(7,923)	2,576
Legal settlements, net	(64)	330	161	699
Tax events (a)	(625)	1,964	(1,575)	(5,965)
Income tax adjustments	(1,770)	(1,461)	(4,962)	(3,828)
Adjusted net income (b)	$12,072	$10,654	$32,801	$28,516

Basic weighted average shares outstanding	27,970	27,667	27,882	27,446
Diluted weighted average shares outstanding	28,438	28,314	28,379	28,248

Adjusted basic earnings per share (c)	$0.43	$0.39	$1.18	$1.04
Adjusted diluted earnings per share (c)	$0.42	$0.38	$1.16	$1.01

(a) Tax events include excess tax benefits or expense related to share-based compensation, release of valuation allowances against deferred income taxes, and changes in uncertain tax positions

(b) Adjusted net income, a non-GAAP financial measure, is defined as net income before amortization expense (including amortization of developed technology), share-based compensation, other (gains) and charges, net, and legal settlements, net, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate and, as defined under (a) above, tax events

(c) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
(In thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$23,295	$20,288	$34,162	$27,976
Capital expenditures	(574)	(562)	(1,424)	(2,082)
Free cash flow (a)	$22,721	$19,726	$32,738	$25,894

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures